Exhibit 8.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
August 18, 2022	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
Chesapeake Energy Corporation	Hong Kong	Silicon Valley
6100 North Western Avenue	Houston	Singapore
Oklahoma City, Oklahoma 73118	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Re: Chesapeake Energy Corporation Registration Statement on Form S-4

To the addressee set forth above:

We have acted as special tax counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), in connection with the Company’s offers to exchange (the “Exchange Offers”), for shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), any and all of the Company’s outstanding Class A warrants, Class B warrants, and Class C warrants (the “Warrants”), each to purchase Common Stock. The Exchange Offers are being made pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2022 (the “Registration Statement”). References in this opinion to the Registration Statement include the prospectus/offers to exchange forming a part of the Registration Statement (the “Prospectus”).

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Prospectus. In addition, in our capacity as special tax counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Prospectus, we hereby confirm that the statements in the Prospectus under the caption “The Offers—Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

No opinion is expressed as to any matter not discussed herein.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

August 18, 2022 Page 2

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion. Any variation or difference in the facts from those set forth in the Prospectus or any other documents we reviewed or information we received in connection with the transactions referenced in the first paragraph may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP